American Century Quantitative Equity Funds, Inc.

AMENDMENT NO. 7 TO RESTATED MANAGEMENT AGREEMENT

    THIS AMENDMENT NO. 7 TO RESTATED MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 5th day of May, 2022 (the “Effective Date”), by and between AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC., a Maryland corporation (hereinafter called the “Corporation”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

    WHEREAS, the Corporation and the Investment Manager are parties to a certain Restated Management Agreement effective as of August 1, 2011, and amended effective as of October 31, 2011, March 19, 2015, April 10, 2017, July 31, 2017, August 1, 2018 and September 25, 2020 (the “Agreement”); and

    WHEREAS, the parties hereto desire to enter into this Amendment to reflect the elimination of the Multi-Asset Real Return Fund that has been duly authorized and liquidated prior to the date of this Amendment; and

    WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of a duly established new G Class for the series of shares titled Disciplined Growth Fund and Equity Growth Fund.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

    1.    Amendment of Schedule A. Schedule A to the Agreement is hereby amended by deleting it in its entirety and replacing it with the Schedule A attached hereto.

2.    Amendment of Schedule B. Schedule B to the Agreement is hereby amended by deleting it in its entirety and replacing it with the Schedule B attached hereto.

3.    Amendment of Schedule C. Schedule C to the Agreement is hereby amended by deleting it in its entirety and replacing it with the Schedule C attached hereto.

    4.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the effectiveness of those provisions of the Agreement.

5.Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

[Remainder of page intentionally left blank; signature page to follow.]

J:\LG\ACQEF\Management Agreement\8-1-11\ACQEF Mgmt Agt Amendment No. 7 5-2022.docx

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers as of the Effective Date.

American Century Investment Management, Inc.	American Century Quantitative Equity Funds, Inc.
/s/ Victor Zhang	/s/ Patrick Bannigan
Victor Zhang President	Patrick Bannigan President

American Century Quantitative Equity Funds, Inc.    Schedule A: Investment Category Fee Schedules

Schedule A
Investment Category Fee Schedules
Money Market Funds

	Rate Schedules
Category Assets	Schedule 1	Schedule 2	Schedule 3	Schedule 4
First $1 billion	0.2500%	0.2700%	0.3500%	0.2300%
Next $1 billion	0.2070%	0.2270%	0.3070%	0.1870%
Next $3 billion	0.1660%	0.1860%	0.2660%	0.1460%
Next $5 billion	0.1490%	0.1690%	0.2490%	0.1290%
Next $15 billion	0.1380%	0.1580%	0.2380%	0.1180%
Next $25 billion	0.1375%	0.1575%	0.2375%	0.1175%
Thereafter	0.1370%	0.1570%	0.2370%	0.1170%
Bond Funds

	Rate Schedules
Category Assets	Schedule 1	Schedule 2	Schedule 3	Schedule 4	Schedule 5	Schedule 6
First $1 billion	0.2800%	0.3100%	0.3600%	0.6100%	0.4100%	0.6600%
Next $1 billion	0.2280%	0.2580%	0.3080%	0.5580%	0.3580%	0.6080%
Next $3 billion	0.1980%	0.2280%	0.2780%	0.5280%	0.3280%	0.5780%
Next $5 billion	0.1780%	0.2080%	0.2580%	0.5080%	0.3080%	0.5580%
Next $15 billion	0.1650%	0.1950%	0.2450%	0.4950%	0.2950%	0.5450%
Next $25 billion	0.1630%	0.1930%	0.2430%	0.4930%	0.2930%	0.5430%
Thereafter	0.1625%	0.1925%	0.2425%	0.4925%	0.2925%	0.5425%
Bond Funds (cont’d)

	Rate Schedules
Category Assets	Schedule 7	Schedule 8	Schedule 9	Schedule 10	Schedule 11
First $1 billion	0.3800%	0.4600%	0.4400%	0.6929%	0.4000%
Next $1 billion	0.3280%	0.4080%	0.3880%	0.6409%	0.3480%
Next $3 billion	0.2980%	0.3780%	0.3580%	0.6109%	0.3180%
Next $5 billion	0.2780%	0.3580%	0.3380%	0.5909%	0.2980%
Next $15 billion	0.2650%	0.3450%	0.3250%	0.5779%	0.2850%
Next $25 billion	0.2630%	0.3430%	0.3230%	0.5759%	0.2830%
Thereafter	0.2625%	0.3425%	0.3225%	0.5754%	0.2825%

    A-1

American Century Quantitative Equity Funds, Inc.

Equity Funds

	Rate Schedules
Category Assets	Schedule 1	Schedule 2	Schedule 3	Schedule 4	Schedule 5	Schedule 6	Schedule 7
First $1 billion	0.5200%	0.7200%	1.2300%	0.8700%	1.0000%	1.1500%	1.3000%
Next $5 billion	0.4600%	0.6600%	1.1700%	0.8100%	0.9400%	1.0900%	1.2400%
Next $15 billion	0.4160%	0.6160%	1.1260%	0.7660%	0.8960%	1.0460%	1.1960%
Next $25 billion	0.3690%	0.5690%	1.0790%	0.7190%	0.8490%	0.9990%	1.1490%
Next $50 billion	0.3420%	0.5420%	1.0520%	0.6920%	0.8220%	0.9720%	1.1220%
Next $150 billion	0.3390%	0.5390%	1.0490%	0.6890%	0.8190%	0.9690%	1.1190%
Thereafter	0.3380%	0.5380%	1.0480%	0.6880%	0.8180%	0.9680%	1.1180%
    A-2

American Century Quantitative Equity Funds, Inc. Schedule B: Investment Category Assignments

Schedule B

Investment Category Assignments

American Century Quantitative Equity Funds, Inc.

Series	Category	Applicable Fee Schedule Number
Disciplined Core Value Fund	Equity Funds	1
Equity Growth Fund	Equity Funds	1
Small Company Fund	Equity Funds	2
Utilities Fund	Equity Funds	1
Global Gold Fund	Equity Funds	1
Disciplined Growth Fund	Equity Funds	4
NT Equity Growth Fund	Equity Funds	1
NT Disciplined Growth Fund	Equity Funds	4

    B-1

American Century Quantitative Equity Funds, Inc. Schedule C: Complex Fee Schedules

Schedule C

Complex Fee Schedules

Rate Schedules
Complex Assets	All Other Classes	Institutional/I/G/R5 Class	Y Class
First $2.5 billion	0.3100%	0.1100%	0.0600%
Next $7.5 billion	0.3000%	0.1000%	0.0500%
Next $15.0 billion	0.2985%	0.0985%	0.0485%
Next $25.0 billion	0.2970%	0.0970%	0.0470%
Next $25.0 billion	0.2870%	0.0870%	0.0370%
Next $25.0 billion	0.2800%	0.0800%	0.0300%
Next $25.0 billion	0.2700%	0.0700%	0.0200%
Next $25.0 billion	0.2650%	0.0650%	0.0150%
Next $25.0 billion	0.2600%	0.0600%	0.0100%
Next $25.0 billion	0.2550%	0.0550%	0.0050%
Thereafter	0.2500%	0.0500%	0.0000%

Series	Investor Class	I Class	A Class	C Class	G Class	R Class	R5 Class	Y Class
•Equity Growth Fund	Yes	Yes	Yes	Yes	Yes	Yes	Yes	No
•Disciplined Core Value Fund	Yes	Yes	Yes	Yes	No	Yes	Yes	No
•Global Gold Fund	Yes	Yes	Yes	Yes	No	Yes	No	No
•Small Company Fund	Yes	Yes	Yes	Yes	No	Yes	Yes	No
•Disciplined Growth Fund	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes

Series	Investor Class	A Class	C Class	G Class	R Class	R5 Class	Y Class
•NT Equity Growth Fund	No	No	No	Yes	No	No	No
•NT Disciplined Growth Fund	Yes	No	No	Yes	No	No	No
•Utilities Fund	Yes	No	No	No	No	No	No

    C-1